Exhibit 99

CBS CORPORATION REPORTS 2015 FOURTH QUARTER
AND FULL YEAR RESULTS

Fourth Quarter Revenues Up 6% to an All-Time High of $3.9 Billion
Fourth Quarter Adjusted EPS Up 19% to an All-Time High of $.92

NEW YORK, February 11, 2016 - CBS Corporation (NYSE: CBS.A and CBS) today reported results for the fourth quarter and full year of 2015, including its highest-ever quarter in revenue and adjusted net earnings from continuing operations per diluted share (“EPS”).
“We had a terrific fourth quarter, and CBS is now in position to build strong momentum throughout 2016,” said Leslie Moonves, Chairman, President and Chief Executive Officer, CBS Corporation. “Our base businesses are growing well, thanks to the strength of our premium content and the continued improvement in the advertising marketplace. In addition, with Super Bowl 50 here in the first quarter and political spending ramping up into the fourth, we expect 2016 will be a very good year for advertising. At the same time, our other high-margin revenue streams continue to thrive. Retransmission consent and reverse compensation are set to hit $1 billion in 2016 — a year earlier than expected — and are on pace to surpass $2 billion in 2020. The international market is extremely exciting as well, with demand for our CBS programming higher than ever and new deals that are changing the way we license the Showtime brand overseas. Plus, our new streaming services — CBS All Access, CBSN, and Showtime over the top — are attracting a whole new set of younger viewers on better economic terms. So no matter how quickly the digital world changes — and no matter how viewers want their content — CBS is positioned to succeed.”

Fourth Quarter 2015 Results
Revenues of $3.91 billion for the fourth quarter of 2015 were up 6% from $3.68 billion for the prior-year period. The growth was driven by a 16% increase in content licensing and distribution revenues, reflecting higher international television licensing sales. Affiliate and subscription fees grew 13%, driven by continued increases in retransmission revenues and fees from CBS Television Network affiliated stations. Advertising revenues increased 1%, led by 8% growth in network advertising, which was partially offset by the benefit to Local Broadcasting in 2014 from political revenues.
Operating income for the fourth quarter of 2015 was $357 million, including a pretax noncash impairment charge of $484 million ($297 million, net of tax benefit) to reduce the carrying value of radio FCC licenses to their fair value and a gain from the sale of an Internet business in China of $120 million ($128 million, including tax benefit). On an adjusted basis, operating income of $747 million for the fourth quarter of 2015 grew 6% from operating income of $707 million from the same prior-year period, primarily reflecting the higher revenues.
For the fourth quarter of 2015, net earnings from continuing operations was $251 million, or $.53 per diluted share, and included several discrete items that totaled $185 million, net of tax, or $.39 per diluted share.
On an adjusted basis, net earnings from continuing operations were $436 million, an 8% increase from net earnings from continuing operations of $402 million for the same prior-year period, principally driven by the higher adjusted operating income. Adjusted EPS for the fourth quarter of 2015 grew 19%, to $.92, from EPS of $.77 for the same prior-year period. During the fourth quarter of 2015, weighted average shares outstanding were 474 million, down from 523 million in the prior-year period, as a result of the Company’s ongoing share repurchase program.
Adjusted results for the fourth quarter of 2015 excluded restructuring charges of $26 million ($16 million, net of tax benefit), and the above-mentioned impairment charge and gain from the sale of an Internet business in China. No adjustments were made to reported results for the fourth quarter of 2014.
Reconciliations of non-GAAP measures to reported results are included at the end of this earnings release.

Full Year 2015 Results
Full year 2015 revenues were $13.89 billion, up 1% from $13.81 billion in 2014. The growth was driven by a 15% increase in affiliate and subscription fees, reflecting higher rates, as well as increased revenues from pay-per-view boxing events. Advertising revenues decreased 3%, reflecting a decline in local advertising revenues as a result of the benefit to 2014 from the midterm elections and lower radio advertising. Overall advertising revenues benefited from a 1% increase in network advertising, primarily driven by higher scatter pricing in the second half of the year, which offset the impact of broadcasting fewer sporting events on the CBS Television Network. Content licensing and distribution revenues were down 2%, reflecting lower domestic television licensing revenues, which were partially offset by higher international television licensing revenues.
For 2015, operating income of $2.42 billion included the previously mentioned impairment charge and gains from the sales of Internet businesses in China of $139 million. On an adjusted basis, operating income of $2.84 billion in 2015 decreased 4% from $2.97 billion in 2014, reflecting an increased investment in programming and digital distribution initiatives.
Net earnings from continuing operations in 2015 were $1.40 billion, or $2.87 per diluted share, and included several discrete items that totaled $215 million, net of tax, or $.44 per diluted share.
On an adjusted basis, net earnings from continuing operations were $1.62 billion in 2015 compared with $1.66 billion in 2014, principally because of the lower adjusted operating income. Adjusted EPS was $3.31 in 2015, up 12% from $2.96 in 2014. Weighted average shares outstanding were 489 million in 2015, down from 561 million in the prior year, as a result of the Company’s ongoing share repurchase program as well as the split-off of Outdoor Americas Inc. (“Outdoor Americas”) in the third quarter of 2014.
Adjusted results for 2015 excluded restructuring charges, an impairment charge, and gains from the sales of Internet businesses in China. For 2014, adjusted operating income excluded restructuring charges and an impairment charge. For 2014, adjusted net earnings from continuing operations and adjusted EPS also excluded a loss on early extinguishment of debt. Reconciliations of non-GAAP measures to reported results are included at the end of this earnings release.
Net earnings per diluted share of $5.27 for 2014 included a gain of $1.56 billion, or $2.78 per diluted share, recognized in connection with the split-off of Outdoor Americas.

Free Cash Flow, Balance Sheet and Liquidity
For the fourth quarter of 2015, free cash flow was $680 million compared with $880 million for the same prior-year period. For the 2015 full year, free cash flow was $1.23 billion compared with $1.00 billion in 2014, and operating cash flow from continuing operations was $1.42 billion compared with $1.21 billion for the prior year. These increases principally reflect premiums paid in 2014 in connection with the Company’s debt refinancing.
During the fourth quarter of 2015, the Company repurchased 10.6 million shares of CBS Corp. Class B Common Stock for $500 million. For the full year, the Company repurchased 51.7 million shares for $2.80 billion, leaving $2.00 billion of authorization remaining under the Company’s share repurchase program at December 31, 2015. The Company expects to complete its share repurchase program by the end of 2016, subject to market conditions.

Consolidated and Segment Results (dollars in millions)
The tables below present the Company’s revenues by segment and type, operating income (loss) excluding restructuring charges, impairment charges, and gain on sales of businesses by segment (“Segment Operating Income”), and depreciation and amortization by segment for the three and twelve months ended December 31, 2015, and 2014.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues by Segment	2015	2014	2015	2014
Entertainment	$2,460	$2,260	$8,438	$8,309
Cable Networks	562	499	2,242	2,176
Publishing	233	215	780	778
Local Broadcasting	719	785	2,607	2,756
Eliminations	(64)	(78)	(181)	(213)
Total Revenues	$3,910	$3,681	$13,886	$13,806

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues by Type	2015	2014	2015	2014
Advertising	$2,159	$2,147	$7,018	$7,204
Content licensing and distribution	1,014	873	3,903	3,990
Affiliate and subscription fees	680	601	2,724	2,362
Other	57	60	241	250
Total Revenues	$3,910	$3,681	$13,886	$13,806

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Segment Operating Income (Loss)	2015	2014	2015	2014
Entertainment	$347	$253	$1,294	$1,316
Cable Networks	228	241	945	974
Publishing	34	25	114	101
Local Broadcasting	232	292	765	878
Corporate	(94)	(104)	(275)	(295)
Adjusted Operating Income	747	707	2,843	2,974
Restructuring charges	(26)	—	(81)	(26)
Impairment charges	(484)	—	(484)	(52)
Gain on sales of businesses	120	—	139	—
Total Operating Income	$357	$707	$2,417	$2,896

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Depreciation and Amortization	2015	2014	2015	2014
Entertainment	$31	$34	$126	$139
Cable Networks	6	6	23	23
Publishing	2	2	6	6
Local Broadcasting	19	21	79	87
Corporate	7	8	30	26
Total Depreciation and Amortization	$65	$71	$264	$281

Entertainment (CBS Television Network, CBS Television Studios, CBS Global Distribution Group, CBS Interactive, and CBS Films)
Entertainment revenues of $2.46 billion for the fourth quarter of 2015 grew 9% from $2.26 billion for the same prior-year period. The increase was driven by 8% growth in network advertising revenues, resulting from a strong scatter market. In addition, affiliate and subscription fees were up 45%, and content licensing and distribution revenues grew 7% as a result of increased international television licensing revenues.
Entertainment operating income for the fourth quarter of 2015 was $347 million, up from $253 million for the same prior-year period, primarily reflecting the increased revenues.
Cable Networks (Showtime Networks, CBS Sports Network, and Smithsonian Networks)
Cable Networks revenues of $562 million for the fourth quarter of 2015 rose 13% from $499 million for the same quarter in 2014, driven by higher revenues from the international licensing of Showtime original series.
Cable Networks operating income was $228 million for the fourth quarter of 2015 compared to $241 million for the same prior-year period, as the fourth quarter of 2014 benefited from the licensing of higher-margin titles.
Publishing (Simon & Schuster)
Publishing revenues for the fourth quarter of 2015 of $233 million rose 8% from $215 million for the same prior-year period, driven by growth in print book sales. Digital books represented 21% of total Publishing revenues during the quarter. Bestselling titles for the quarter included The Bazaar of Bad Dreams by Stephen King and Crippled America by Donald J. Trump.
Publishing operating income for the fourth quarter of 2015 was $34 million, up from $25 million for the same prior-year period, primarily reflecting the higher revenues.
Local Broadcasting (CBS Television Stations and CBS Radio)
Local Broadcasting revenues for the fourth quarter of 2015 were $719 million compared with $785 million in the same prior-year period. CBS Television Stations revenues declined 11%, as 2014 benefited from strong political spending associated with midterm elections. Growth in affiliate and subscription fees partially offset the decline. CBS Radio revenues were down 5%, reflecting continued softness in the radio advertising marketplace and lower political advertising.
Local Broadcasting operating income for the fourth quarter of 2015 was $232 million compared with $292 million for the same prior-year period, primarily reflecting the lower revenues.
Corporate
Corporate expenses for the fourth quarter of 2015 decreased 10% to $94 million from $104 million for the same prior-year period, primarily reflecting lower employee-related costs.

About CBS Corporation
CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand -“the Eye” - one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, radio, local TV, film, and interactive and socially responsible media. CBS’s businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), CBS Television Studios, CBS Global Distribution Group (CBS Studios International and CBS Television Distribution), CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS Films, Showtime Networks, CBS Sports Network, Pop (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS Radio and CBS EcoMedia. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s programming; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Senior Executive Vice President and Chief Communications Officer	Executive Vice President, Corporate Finance and Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	David Bank
Executive Vice President of Communications	Senior Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	david.bank@cbs.com

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenues	$3,910	$3,681	$13,886	$13,806
Operating income	357	707	2,417	2,896
Interest expense	(103)	(87)	(392)	(363)
Interest income	6	3	24	13
Loss on early extinguishment of debt	—	—	—	(352)
Other items, net	(3)	(20)	(26)	(30)
Earnings from continuing operations before income taxes	257	603	2,023	2,164
Provision for income taxes	(8)	(201)	(587)	(762)
Equity in earnings (loss) of investee companies, net of tax	2	—	(33)	(48)
Net earnings from continuing operations	251	402	1,403	1,354
Net earnings from discontinued operations, net of tax	10	11	10	1,605
Net earnings	$261	$413	$1,413	$2,959
Basic net earnings per common share:
Net earnings from continuing operations	$.54	$.78	$2.90	$2.46
Net earnings from discontinued operations	$.02	$.02	$.02	$2.92
Net earnings	$.56	$.80	$2.92	$5.38

Diluted net earnings per common share:
Net earnings from continuing operations	$.53	$.77	$2.87	$2.41
Net earnings from discontinued operations	$.02	$.02	$.02	$2.86
Net earnings	$.55	$.79	$2.89	$5.27

Weighted average number of common shares outstanding:
Basic	469	515	484	550
Diluted	474	523	489	561

Dividends per common share	$.15	$.15	$.60	$.54

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	At	At
	December 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$323	$428
Receivables, net	3,628	3,459
Programming and other inventory	1,271	922
Prepaid expenses and other current assets	525	676
Total current assets	5,747	5,485
Property and equipment	3,243	3,164
Less accumulated depreciation and amortization	1,838	1,731
Net property and equipment	1,405	1,433
Programming and other inventory	1,957	1,817
Goodwill	6,481	6,698
Intangible assets	5,514	6,008
Other assets	2,661	2,494
Total Assets	$23,765	$23,935
Liabilities and Stockholders’ Equity
Accounts payable	$192	$302
Participants’ share and royalties payable	1,013	999
Program rights	374	404
Commercial paper	—	616
Current portion of long-term debt	222	20
Accrued expenses and other current liabilities	1,759	1,692
Total current liabilities	3,560	4,033
Long-term debt	8,226	6,476
Other liabilities	6,344	6,338
Liabilities of discontinued operations	72	118
Total Stockholders’ Equity	5,563	6,970
Total Liabilities and Stockholders’ Equity	$23,765	$23,935

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Twelve Months Ended
	December 31,
	2015	2014
Operating Activities:
Net earnings	$1,413	$2,959
Less: Net earnings from discontinued operations	10	1,605
Net earnings from continuing operations	1,403	1,354
Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities from continuing operations:
Depreciation and amortization	264	281
Impairment charges	484	52
Gain on sales of businesses	(139)	—
Stock-based compensation	174	154
Equity in loss of investee companies, net of tax and distributions	36	57
Change in assets and liabilities, net of investing and financing activities	(803)	(688)
Net cash flow provided by operating activities from continuing operations	1,419	1,210
Net cash flow (used for) provided by operating activities from discontinued operations	(25)	65
Net cash flow provided by operating activities	1,394	1,275
Investing Activities:
Acquisitions, net of cash acquired	(15)	(27)
Capital expenditures	(193)	(206)
Investments in and advances to investee companies	(98)	(98)
Proceeds from sale of investments	81	12
Proceeds from dispositions	385	7
Other investing activities	(3)	(4)
Net cash flow provided by (used for) investing activities from continuing operations	157	(316)
Net cash flow used for investing activities from discontinued operations	(3)	(285)
Net cash flow provided by (used for) investing activities	154	(601)
Financing Activities:
(Repayments of) proceeds from short-term debt borrowings, net	(616)	141
Proceeds from issuance of senior notes	1,959	1,728
Repayment of notes and debentures	—	(1,152)
Payment of capital lease obligations	(17)	(17)
Dividends	(300)	(292)
Purchase of Company common stock	(2,813)	(3,595)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(96)	(146)
Proceeds from exercise of stock options	142	283
Excess tax benefit from stock-based compensation	88	243
Other financing activities	—	(3)
Net cash flow used for financing activities from continuing operations	(1,653)	(2,810)
Net cash flow provided by financing activities from discontinued operations	—	2,167
Net cash flow used for financing activities	(1,653)	(643)
Net (decrease) increase in cash and cash equivalents	(105)	31
Cash and cash equivalents at beginning of period (includes $29 (2014) of discontinued operations cash)	428	397
Cash and cash equivalents at end of period	$323	$428

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; in millions)
Adjusted Operating Income and Segment Operating Income

The following tables set forth the Company’s Adjusted Operating Income for the three and twelve months ended December 31, 2015 and the twelve months ended December 31, 2014. The Company defines “Adjusted Operating Income” as operating income excluding restructuring charges, impairment charges, and gain on sales of businesses, where applicable. For each individual reportable segment Adjusted Operating Income is also known as “Segment Operating Income”. The Company presents Segment Operating Income as the primary measure of profit and loss for its reportable segments in accordance with FASB guidance for segment reporting.
The Company uses Adjusted Operating Income (or Segment Operating Income for each segment), as well as Adjusted Operating Income Margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance because they provide a link between profitability and operating cash flow. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve investors’ understanding of the Company’s operating performance, and make it easier for investors to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these are among the primary measures used externally by the Company's investors, analysts and industry peers for purposes of valuation and for the comparison of the Company’s operating performance to other companies in its industry.
Because Adjusted Operating Income is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or net earnings as an indicator of operating performance. Adjusted Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted Operating Income excludes certain financial information that is included in operating income and net earnings, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliation of Adjusted Operating Income to operating income and net earnings.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)

	Three Months Ended December 31,
	2015	2014
Adjusted operating income	$747	$707
Restructuring charges	(26)	—
Impairment charge	(484)	—
Gain on sales of businesses	120	—
Operating income	357	707
Interest expense	(103)	(87)
Interest income	6	3
Other items, net	(3)	(20)
Earnings from continuing operations before income taxes	257	603
Provision for income taxes	(8)	(201)
Equity in earnings of investee companies, net of tax	2	—
Net earnings from continuing operations	251	402
Net earnings from discontinued operations, net of tax	10	11
Net earnings	$261	$413

	Twelve Months Ended December 31,
	2015	2014
Adjusted operating income	$2,843	$2,974
Restructuring charges	(81)	(26)
Impairment charges	(484)	(52)
Gain on sales of businesses	139	—
Operating income	2,417	2,896
Interest expense	(392)	(363)
Interest income	24	13
Loss on early extinguishment of debt	—	(352)
Other items, net	(26)	(30)
Earnings from continuing operations before income taxes	2,023	2,164
Provision for income taxes	(587)	(762)
Equity in loss of investee companies, net of tax	(33)	(48)
Net earnings from continuing operations	1,403	1,354
Net earnings from discontinued operations, net of tax	10	1,605
Net earnings	$1,413	$2,959

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)

Free Cash Flow

The Company defines free cash flow as its net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations and including capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.

Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.

As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net cash flow provided by operating activities	$771	$987	$1,394	$1,275
Capital expenditures	(89)	(94)	(193)	(206)
Exclude operating cash flow from discontinued operations	2	13	(25)	65
Free cash flow	$680	$880	$1,226	$1,004
The following table presents a summary of the Company’s cash flows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net cash flow provided by operating activities	$771	$987	$1,394	$1,275
Net cash flow provided by (used for) investing activities	$260	$(133)	$154	$(601)
Net cash flow used for financing activities	$(841)	$(604)	$(1,653)	$(643)

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

2015 and 2014 Adjusted Results
The following tables reconcile adjusted financial results to the reported results included in this earnings release. The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, provides a clearer perspective on the current underlying performance of the Company, and adjusting each period's results on the same basis makes it easier to compare the Company’s year-over-year results.

	Three Months Ended December 31, 2015
	2015 Reported	Restructuring Charges (a)	Impairment Charge (b)	Gain on Sale of Business (c)	2015 Adjusted
Revenues	$3,910	$—	$—	$—	$3,910
Operating income	357	26	484	(120)	747

Operating income margin (d)	9%				19%

Interest expense	(103)	—	—	—	(103)
Interest income	6	—	—	—	6
Other items, net	(3)	—	—	—	(3)
Earnings from continuing operations before income taxes	257	26	484	(120)	647
Provision for income taxes	(8)	(10)	(187)	(8)	(213)
Effective income tax rate	3%				33%

Equity in earnings of investee companies, net of tax	2	—	—	—	2
Net earnings from continuing operations	$251	$16	$297	$(128)	$436
Diluted EPS from continuing operations	$.53	$.03	$.63	$(.27)	$.92
Diluted weighted average number of common shares outstanding	474				474

(a)	Restructuring charges at Entertainment and Local Broadcasting primarily for the reorganization of certain business operations.

(b)	Reflects a noncash impairment charge to reduce the carrying value of radio FCC licenses to their fair value.

(c)	Reflects a gain from the sale of an Internet business in China.

(d)	Operating income margin is defined as Operating Income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Twelve Months Ended December 31, 2015
	2015 Reported	Restructuring Charges (a)	Impairment Charge (b)	Gain on Sales of Businesses (c)	2015 Adjusted
Revenues	$13,886	$—	$—	$—	$13,886
Operating income	2,417	81	484	(139)	2,843

Operating income margin (d)	17%				20%

Interest expense	(392)	—	—	—	(392)
Interest income	24	—	—	—	24
Other items, net	(26)	—	—	—	(26)
Earnings from continuing operations before income taxes	2,023	81	484	(139)	2,449
Provision for income taxes	(587)	(32)	(187)	8	(798)
Effective income tax rate	29%				33%

Equity in loss of investee companies, net of tax	(33)	—	—	—	(33)
Net earnings from continuing operations	$1,403	$49	$297	$(131)	$1,618
Diluted EPS from continuing operations	$2.87	$.10	$.61	$(.27)	$3.31
Diluted weighted average number of common shares outstanding	489				489

	Twelve Months Ended December 31, 2014
	2014 Reported	Restructuring Charges (e)	Impairment Charge (b)	Extinguishment of Debt	2014 Adjusted
Revenues	$13,806	$—	$—	$—	$13,806
Operating income	2,896	26	52	—	2,974
Operating income margin (d)	21%				22%

Interest expense	(363)	—	—	—	(363)
Interest income	13	—	—	—	13
Loss on early extinguishment of debt	(352)	—	—	352	—
Other items, net	(30)	—	—	—	(30)
Earnings from continuing operations before income taxes	2,164	26	52	352	2,594
Provision for income taxes	(762)	(10)	22	(133)	(883)
Effective income tax rate	35%				34%

Equity in loss of investee companies, net of tax	(48)	—	—	—	(48)
Net earnings from continuing operations	$1,354	$16	$74	$219	$1,663
Diluted EPS from continuing operations	$2.41	$.03	$.13	$.39	$2.96
Diluted weighted average number of common shares outstanding	561				561

(a)	Restructuring charges at Entertainment and Local Broadcasting primarily for the reorganization of certain business operations and other exit costs.

(b)
In 2015, reflects a noncash impairment charge to reduce the carrying value of radio FCC licenses to their fair value. In 2014, reflects a noncash impairment charge to reduce goodwill at Local Broadcasting in connection with a radio station swap.

(c)	Reflects gains from the sales of Internet businesses in China.

(d)	Operating income margin is defined as Operating Income or Adjusted Operating Income divided by revenues.

(e)	Restructuring charges at Entertainment, Publishing, Local Broadcasting and Corporate primarily for the reorganization and closure of certain business operations and other exit costs.